UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2007

China-Biotics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-110733	98-0393071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

(86 21) 5834 9748

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2007, the sole director of China-Biotics, Inc. (the “Company”) increased the size of the Company’s board of directors from one to four members, and appointed Dr. Chin Ji Wei, Dr. Du Wen Min, and Mr. Simon Yick to serve as directors. The Company’s board of directors intends to appoint Mr. Simon Yick to serve as chairman of the audit committee once the audit committee has been established.

There are no understandings or arrangements between Dr. Chin Ji Wei, Dr. Du Wen Min, or Mr. Simon Yick and any other person pursuant to which they were selected to serve as directors of the Company. There are no family relationships between Dr. Chin Ji Wei, Dr. Du Wen Min, or Mr. Simon Yick and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between any of these directors or any of their immediate family members and the Company or any of its subsidiaries.

The full text of the press release announcing the appointment of Dr. Chin Ji Wei, Dr. Du Wen Min, and Mr. Simon Yick is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

d.	Exhibits

	99.1	Press Release dated January 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA-BIOTICS, INC.
(Registrant)

Date: February 1, 2007	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Treasurer and Secretary